UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2012

Invesco Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-13908	98-0557567
(Commission File Number)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia 30309
(Address of Principal Executive Offices, Including Zip Code)

(404) 892-0896
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 10, 2012, Invesco Holding Company Limited (f/k/a AMVESCAP PLC) (“Invesco Holding”), whose parent is Invesco Ltd. (the “Company”) completed the redemption of (i) the $333,468,000 principal amount of its 5.375% Senior Notes due 2013 issued under the indenture dated as of February 27, 2003, as amended by the supplemental indenture No. 1, dated as of November 27, 2007, the supplemental indenture  No. 2, dated as of June 9, 2009 and the supplemental indenture No. 3, dated as of June 3, 2011, for a total redemption price of $342,187,679 (the “2013 Notes”), and (ii) the $197,126,000 principal amount of its 5.375% Senior Notes due 2014 issued under the indenture dated as of December 14, 2004, as amended by the supplemental indenture No. 1, dated as of November 27, 2007, the supplemental indenture  No. 2, dated as of June 9, 2009 and the supplemental indenture No. 3, dated as of June 3, 2011, for a total redemption price of $221,697,455 (the “2014 Notes,” and together with the 2013 Notes, the “Notes”).

Following the redemption, there are no longer any Notes outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO LTD.

By:	/s/ Kevin M. Carome
Name: Kevin M. Carome
Title: Senior Managing Director and General Counsel

Dated: December 13, 2012